Exhibit 99.1
News Release

Boeing Corporate Offices 100 North Riverside Plaza Chicago, IL 60606-1596 www.boeing.com
Boeing Reports First-Quarter Results and Raises EPS Guidance

▪	GAAP EPS of $2.34 and core EPS (non-GAAP)* of $2.01 on solid execution

▪	Revenue of $21.0 billion reflecting 210 commercial and defense aircraft deliveries and services

▪	Strong operating cash flow of $2.1 billion; repurchased 14.9 million shares for $2.5 billion

▪	Backlog grew to $480 billion, including $27 billion of net orders during the quarter

▪	Cash and marketable securities of $9.2 billion provide strong liquidity

▪	Revenue, margin, and operating cash guidance reaffirmed; EPS guidance increased by $0.10 on tax benefit

Table 1. Summary Financial Results	First Quarter
(Dollars in Millions, except per share data)	2017	2016	Change

Revenues	$20,976	$22,632	(7)%

GAAP
Earnings From Operations	$2,024	$1,788	13%
Operating Margin	9.6%	7.9%	1.7 Pts
Net Earnings	$1,451	$1,219	19%
Earnings Per Share	$2.34	$1.83	28%
Operating Cash Flow	$2,094	$1,275	64%
Non-GAAP*
Core Operating Earnings	$1,709	$1,694	1%
Core Operating Margin	8.1%	7.5%	0.6 Pts
Core Earnings Per Share	$2.01	$1.74	16%
* Non-GAAP measures. Complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures.”
CHICAGO, April 26, 2017 – The Boeing Company [NYSE: BA] reported higher first-quarter earnings and operating cash flow compared to the previous year, driven by solid execution on production programs and services (Table 1).  First-quarter GAAP earnings per share increased to $2.34 and core earnings per share (non-GAAP)* increased to $2.01. Revenue decreased to $21.0 billion, reflecting the timing of commercial and defense aircraft deliveries.
For the full year, GAAP earnings per share guidance increased to between $10.35 and $10.55 from $10.25 and $10.45 and core earnings per share (non-GAAP)* guidance increased to between $9.20 and $9.40 from $9.10 and $9.30, primarily driven by a lower-than-expected tax rate.
“With a sharp focus on performance and productivity, our team delivered another quarter of solid financial results, including year-over-year earnings growth and strong operating cash flow,” said Boeing Chairman, President and Chief Executive Officer Dennis Muilenburg. “In turn, we continued to position Boeing for growth with investments in new products and services, innovation, and our people, while again demonstrating our commitment to return significant cash to our shareholders.”
“We also achieved major milestones, including the certification of the new 737 MAX 8 and first flight of the 787-10 Dreamliner, and we captured a $3.4 billion contract award for 268 Apache helicopters.”
“We remain on track to achieve our full-year revenue, earnings and cash flow targets as our teams deliver on our large and diverse order backlog. As we do so, we’re focused on accelerating productivity, quality and safety improvements, strengthening execution on development programs, and capturing new business opportunities.”

Table 2. Cash Flow	First Quarter
(Millions)	2017	2016
Operating Cash Flow	$2,094	$1,275
Less Additions to Property, Plant & Equipment	($466)	($748)
Free Cash Flow*	$1,628	$527
* Non-GAAP measures. Complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures.”
Operating cash flow in the quarter of $2.1 billion was driven by solid operating performance and timing of receipts and expenditures (Table 2). During the quarter, the company repurchased 14.9 million shares for $2.5 billion, leaving $11.5 billion remaining under the current repurchase authorization which is expected to be completed over approximately the next two years. The company also paid $868 million in dividends in the quarter, reflecting a 30 percent increase in dividends per share compared to the same period of the prior year.

Table 3. Cash, Marketable Securities and Debt Balances	Quarter-End
(Billions)	Q1 17	Q4 16
Cash	$8.2	$8.8
Marketable Securities[1]	$1.0	$1.2
Total	$9.2	$10.0
Debt Balances:
The Boeing Company, net of intercompany loans to BCC	$7.7	$7.1
Boeing Capital, including intercompany loans	$3.1	$2.9
Total Consolidated Debt	$10.8	$10.0
1 Marketable securities consists primarily of time deposits due within one year classified as "short-term investments."

Cash and investments in marketable securities totaled $9.2 billion, down from $10.0 billion at the beginning of the quarter (Table 3). Debt was $10.8 billion, up from the beginning of the quarter, primarily due to the issuance of new debt.
Total company backlog at quarter-end was $480 billion, up from $473 billion at the beginning of the quarter, and included net orders for the quarter of $27 billion.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	First Quarter
(Dollars in Millions)	2017	2016	Change

Commercial Airplanes Deliveries	169	176	(4)%

Revenues	$14,305	$14,399	(1)%
Earnings from Operations	$1,215	$1,033	18%
Operating Margin	8.5%	7.2%	1.3 Pts
Commercial Airplanes first-quarter revenue was $14.3 billion on services growth, offset by lower planned 737 deliveries, as we prepare for 737 MAX entry into service in May (Table 4). First-quarter operating margin increased to 8.5 percent, reflecting improved performance on production and services programs, cost growth on the initial production of KC-46 Tanker aircraft, and less favorable delivery mix.
During the quarter, Boeing successfully completed first flight of the 787-10 Dreamliner. The 737 program rolled out the first 737 MAX 9 and received FAA certification for the 737 MAX 8. Demand continues to be strong for the 737 MAX with more than 3,700 orders since launch.
Commercial Airplanes booked 198 net orders during the quarter. Backlog remains robust with more than 5,700 airplanes valued at $417 billion.
Defense, Space & Security

Table 5. Defense, Space & Security	First Quarter
(Dollars in Millions)	2017	2016	Change
Revenues
Boeing Military Aircraft	$2,636	$3,659	(28)%
Network & Space Systems	$1,564	$1,735	(10)%
Global Services & Support	$2,332	$2,562	(9)%
Total BDS Revenues	$6,532	$7,956	(18)%
Earnings from Operations
Boeing Military Aircraft	$321	$334	(4)%
Network & Space Systems	$98	$148	(34)%
Global Services & Support	$318	$340	(6)%
Total BDS Earnings from Operations	$737	$822	(10)%
Operating Margin	11.3%	10.3%	1.0 Pts
Defense, Space & Security first-quarter revenue was $6.5 billion (Table 5). First-quarter operating margin increased to 11.3 percent, reflecting improved performance at BMA.
Boeing Military Aircraft (BMA) first-quarter revenue was $2.6 billion, reflecting lower planned deliveries, and operating margin increased to 12.2 percent on improved performance. During the quarter, BMA was awarded a contract for 268 AH-64E Apache helicopters from the U.S. Army, a contract for 17 P-8A Poseidon aircraft from the U.S. Navy, Royal Australian Air Force, and the U.K. Royal Air Force, and a contract from the U.S. Air Force for an additional 15 KC-46 Tanker aircraft.

Network & Space Systems (N&SS) first-quarter revenue was $1.6 billion, reflecting lower volume on Commercial Crew. Operating margin was 6.3 percent driven by lower satellite services volume and investments in development efforts. During the quarter, N&SS announced an order for a 702 satellite with a dual payload from SKY Perfect JSAT and Kacific.
Global Services & Support (GS&S) first-quarter revenue was $2.3 billion, reflecting timing of contracts. Operating margin increased to 13.6 percent largely reflecting improved performance. During the quarter, GS&S was awarded a contract from the Republic of Korea Air Force to continue long-term sustainment of F-15 aircraft over the next five years.
Backlog at Defense, Space & Security was $63 billion, of which 34 percent represents orders from international customers.
Additional Financial Information

Table 6. Additional Financial Information	First Quarter
(Dollars in Millions)	2017	2016
Revenues
Boeing Capital	$92	$64
Unallocated items, eliminations and other	$47	$213
Earnings from Operations
Boeing Capital	$39	$5
Unallocated pension/postretirement	$315	$94
Other unallocated items and eliminations	($282)	($166)
Other (loss)/income, net	$22	$26
Interest and debt expense	($87)	($73)
Effective tax rate	25.9%	30.0%
At quarter-end, Boeing Capital's net portfolio balance was $4.0 billion. Total pension expense for the first quarter was $334 million, down from $629 million in the same period of the prior year. Unallocated items, eliminations and other revenue decreased primarily due to the elimination of intercompany revenue for one aircraft delivered under operating lease. The effective tax rate for the first quarter decreased from the same period in the prior year due to higher-than-expected tax benefits related to share-based compensation in the first quarter of 2017.

Outlook
The company’s 2017 updated financial and delivery guidance (Table 7) reflects continued solid performance across the company and the impact of the lower-than-expected tax rate.

Table 7. 2017 Financial Outlook	Current	Prior
(Dollars in Billions, except per share data)	Guidance	Guidance

The Boeing Company
Revenue	$90.5 - 92.5	$90.5 - 92.5

GAAP Earnings Per Share	$10.35 - 10.55	$10.25 - 10.45
Core Earnings Per Share*	$9.20 - 9.40	$9.10 - 9.30

Operating Cash Flow	~$10.75	~$10.75

Commercial Airplanes
Deliveries	760 - 765	760 - 765
Revenue	$62.5 - 63.5	$62.5 - 63.5
Operating Margin	9.5% - 10.0	9.5% - 10.0

Defense, Space & Security
Revenue
Boeing Military Aircraft	~$11.5	~$11.5
Network & Space Systems	~$7.0	~$7.0
Global Services & Support	~$10.0	~$10.0

Total BDS Revenue	$28.0 - 29.0	$28.0 - 29.0

Operating Margin
Boeing Military Aircraft	~12.0%	~12.0%
Network & Space Systems	~9.0%	~9.0%
Global Services & Support	>12.5%	>12.5%

Total BDS Operating Margin	~11.5%	~11.5%

Boeing Capital
Portfolio Size	Stable	Stable
Revenue	~$0.3	~$0.3
Pre-Tax Earnings	~$0.05	~$0.05

Research & Development	~ $3.6	~ $3.6
Capital Expenditures	~ $2.3	~ $2.3
Pension Expense [1]	~ $0.7	~ $0.7
Effective Tax Rate	~ 31.0%	~ 32.0%
1 Approximately ($0.9) billion is expected to be recorded in unallocated items and eliminations
*    Non-GAAP measures. Complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures.”

Non-GAAP Measures Disclosures
We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings, Core Operating Margin and Core Earnings Per Share
Core operating earnings is defined as GAAP earnings from operations excluding unallocated pension and post-retirement expense. Core operating margin is defined as core operating earnings expressed as a percentage of revenue. Core earnings per share is defined as GAAP diluted earnings per share excluding the net earnings per share impact of unallocated pension and post-retirement expense. Unallocated pension and post-retirement expense represents the portion of pension and other post-retirement costs that are not recognized by business segments for segment reporting purposes. Pension costs, comprising service and prior service costs computed in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP) are allocated to Commercial Airplanes. Pension costs allocated to BDS segments are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings, core operating margin and core earnings per share for purposes of evaluating and forecasting underlying business performance. Management believes these core earnings measures provide investors additional insights into operational performance as they exclude unallocated pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation between the GAAP and non-GAAP measures is provided on page 13.
Free Cash Flow
Free cash flow is defined as GAAP operating cash flow without capital expenditures for property, plant and equipment additions. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. Table 2 provides a reconciliation between GAAP operating cash flow and free cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, planned production rate increases across multiple commercial airline programs, our commercial development and derivative aircraft programs, and our aircraft being subject to stringent performance and reliability standards; (4) changing budget and appropriation levels and acquisition priorities of the U.S. government; (5) our dependence on U.S. government contracts; (6) our reliance on fixed-price contracts; (7) our reliance on cost-type contracts; (8) uncertainties concerning contracts that include in-orbit incentive payments; (9) our dependence on our subcontractors and suppliers, as well as the availability of raw materials, (10) changes in accounting estimates; (11) changes in the competitive landscape in our markets; (12) our non-U.S. operations, including sales to non-U.S. customers; (13) potential adverse developments in new or pending litigation and/or government investigations; (14) customer and aircraft concentration in Boeing Capital’s customer financing portfolio; (15) changes in our ability to obtain debt on commercially reasonable terms and at competitive rates in order to fund our operations and contractual commitments; (16) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (17) the adequacy of our insurance coverage to cover significant risk exposures; (18) potential business disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (19) work stoppages or other labor disruptions; (20) significant changes in discount rates and actual investment return on pension assets; (21) potential environmental liabilities; and (22) threats to the security of our or our customers’ information.
Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Troy Lahr or Ben Hackman (312) 544-2140
Communications:	Bernard Choi (312) 544-2002

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Three months ended March 31
(Dollars in millions, except per share data)	2017	2016
Sales of products	$18,512	$19,885
Sales of services	2,464	2,747
Total revenues	20,976	22,632

Cost of products	(15,363)	(16,945)
Cost of services	(1,888)	(2,136)
Boeing Capital interest expense	(13)	(16)
Total costs and expenses	(17,264)	(19,097)
	3,712	3,535
Income from operating investments, net	81	54
General and administrative expense	(933)	(888)
Research and development expense, net	(838)	(917)
Gain on dispositions, net	2	4
Earnings from operations	2,024	1,788
Other income, net	22	26
Interest and debt expense	(87)	(73)
Earnings before income taxes	1,959	1,741
Income tax expense	(508)	(522)
Net earnings	$1,451	$1,219

Basic earnings per share	$2.36	$1.85

Diluted earnings per share	$2.34	$1.83

Cash dividends paid per share	$1.42	$1.09

Weighted average diluted shares (millions)	621.2	665.8

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	March 31 2017	December 31 2016
Assets
Cash and cash equivalents	$8,190	$8,801
Short-term and other investments	1,015	1,228
Accounts receivable, net	9,335	8,832
Current portion of customer financing, net	580	428
Inventories, net of advances and progress billings	43,247	43,199
Total current assets	62,367	62,488
Customer financing, net	3,527	3,773
Property, plant and equipment, net of accumulated depreciation of $17,156 and $16,883	12,842	12,807
Goodwill	5,342	5,324
Acquired intangible assets, net	2,496	2,540
Deferred income taxes	336	332
Investments	1,319	1,317
Other assets, net of accumulated amortization of $527 and $497	1,444	1,416
Total assets	$89,673	$89,997
Liabilities and equity
Accounts payable	$11,964	$11,190
Accrued liabilities	13,332	14,691
Advances and billings in excess of related costs	24,118	23,869
Short-term debt and current portion of long-term debt	367	384
Total current liabilities	49,781	50,134
Deferred income taxes	1,339	1,338
Accrued retiree health care	5,885	5,916
Accrued pension plan liability, net	19,796	19,943
Other long-term liabilities	2,285	2,221
Long-term debt	10,432	9,568
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	4,604	4,762
Treasury stock, at cost - 406,468,802 and 395,109,568 shares	(38,320)	(36,097)
Retained earnings	42,165	40,714
Accumulated other comprehensive loss	(13,415)	(13,623)
Total shareholders’ equity	95	817
Noncontrolling interests	60	60
Total equity	155	877
Total liabilities and equity	$89,673	$89,997

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31
(Dollars in millions)	2017	2016
Cash flows – operating activities:
Net earnings	$1,451	$1,219
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash items –
Share-based plans expense	50	51
Depreciation and amortization	471	443
Investment/asset impairment charges, net	23	33
Customer financing valuation benefit	7	(2)
Gain on dispositions, net	(2)	(4)
Other charges and credits, net	52	84
Changes in assets and liabilities –
Accounts receivable	(769)	(1,002)
Inventories, net of advances and progress billings	(31)	(56)
Accounts payable	616	960
Accrued liabilities	(613)	(467)
Advances and billings in excess of related costs	249	(435)
Income taxes receivable, payable and deferred	495	273
Other long-term liabilities	(72)	(116)
Pension and other postretirement plans	10	79
Customer financing, net	232	276
Other	(75)	(61)
Net cash provided by operating activities	2,094	1,275
Cash flows – investing activities:
Property, plant and equipment additions	(466)	(748)
Property, plant and equipment reductions	9	11
Contributions to investments	(605)	(204)
Proceeds from investments	803	493
Other	(3)	10
Net cash used by investing activities	(262)	(438)
Cash flows – financing activities:
New borrowings	872	115
Debt repayments	(34)	(128)
Stock options exercised	174	42
Employee taxes on certain share-based payment arrangements	(107)	(76)
Common shares repurchased	(2,500)	(3,501)
Dividends paid	(868)	(717)
Net cash used by financing activities	(2,463)	(4,265)
Effect of exchange rate changes on cash and cash equivalents	20	12
Net decrease in cash and cash equivalents	(611)	(3,416)
Cash and cash equivalents at beginning of year	8,801	11,302
Cash and cash equivalents at end of period	$8,190	$7,886

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Three months ended March 31
(Dollars in millions)	2017	2016
Revenues:
Commercial Airplanes	$14,305	$14,399
Defense, Space & Security:
Boeing Military Aircraft	2,636	3,659
Network & Space Systems	1,564	1,735
Global Services & Support	2,332	2,562
Total Defense, Space & Security	6,532	7,956
Boeing Capital	92	64
Unallocated items, eliminations and other	47	213
Total revenues	$20,976	$22,632
Earnings from operations:
Commercial Airplanes	$1,215	$1,033
Defense, Space & Security:
Boeing Military Aircraft	321	334
Network & Space Systems	98	148
Global Services & Support	318	340
Total Defense, Space & Security	737	822
Boeing Capital	39	5
Segment operating profit	1,991	1,860
Unallocated items, eliminations and other	33	(72)
Earnings from operations	2,024	1,788
Other income, net	22	26
Interest and debt expense	(87)	(73)
Earnings before income taxes	1,959	1,741
Income tax expense	(508)	(522)
Net earnings	$1,451	$1,219

Research and development expense, net:
Commercial Airplanes	$636	$671
Defense, Space & Security	213	258
Other	(11)	(12)
Total research and development expense, net	$838	$917

Unallocated items, eliminations and other
Share-based plans	($21)	($23)
Deferred compensation	(50)	16
Amortization of previously capitalized interest	(31)	(30)
Eliminations and other unallocated items	(180)	(129)
Sub-total (included in core operating earnings)	(282)	(166)
Pension	255	45
Postretirement	60	49
Total unallocated items, eliminations and other	$33	($72)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Three months ended March 31
Commercial Airplanes	2017		2016
737	113		121
747	1	(1)	1
767	2		1
777	21		23
787	32		30
Total	169		176
Note: Deliveries under operating lease are identified by parentheses.

Defense, Space & Security
Boeing Military Aircraft
AH-64 Apache (New)	3		7
AH-64 Apache (Remanufactured)	13		11
C-17 Globemaster III			3
CH-47 Chinook (New)	3		3
CH-47 Chinook (Renewed)	9		9
F-15 Models	3		4
F/A-18 Models	6		8
P-8 Models	4		4

Network & Space Systems
Commercial and Civil Satellites	1		1
Military Satellites

Contractual backlog (Dollars in billions)	March 31 2017	December 31 2016
Commercial Airplanes	$415.1	$416.2
Defense, Space & Security:
Boeing Military Aircraft	23.4	21.4
Network & Space Systems	6.0	5.1
Global Services & Support	17.0	15.6
Total Defense, Space & Security	46.4	42.1
Total contractual backlog	$461.5	$458.3
Unobligated backlog	$18.0	$15.2
Total backlog	$479.5	$473.5
Workforce	147,000	150,500

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)

The tables provided below reconcile the non-GAAP financial measures core operating earnings, core operating margin, and core earnings per share with the most directly comparable GAAP financial measures, earnings from operations, operating margin, and diluted earnings per share. See page 6 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	First Quarter		Guidance
	2017	2016	2017
Revenues	$20,976	$22,632

GAAP Earnings From Operations	$2,024	$1,788
Increase/(Decrease) in GAAP Earnings From Operations	13%
GAAP Operating Margin	9.6%	7.9%

Unallocated Pension Income	($255)	($45)
Unallocated Other Postretirement Benefit Income	($60)	($49)
Unallocated Pension and Other Postretirement Benefit Income	($315)	($94)	~($1,075)
Core Operating Earnings (non-GAAP)	$1,709	$1,694
Increase/(Decrease) in Core Operating Earnings (non-GAAP)	1%
Core Operating Margin (non-GAAP)	8.1%	7.5%

GAAP Diluted Earnings Per Share	$2.34	$1.83	$10.35 - $10.55
Unallocated Pension Income	($0.41)	($0.07)
Unallocated Postretirement Benefit Income	($0.10)	($0.07)	($1.15)
Provision for deferred income taxes on adjustments (1)	$0.18	$0.05
Core Earnings Per Share (non-GAAP)	$2.01	$1.74	$9.20 - $9.40

Weighted Average Diluted Shares (millions)	621.2	665.8	605 - 610
Increase/(Decrease) in GAAP Earnings Per Share	28%
Increase/(Decrease) in Core Earnings Per Share (non-GAAP)	16%

(1) The income tax impact is calculated using the tax rate in effect for the non-GAAP adjustments.